UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)             DECEMBER 8, 1999
                                                             ----------------




                         LASER MORTGAGE MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)




      MARYLAND                        001-13563                 22-353916
(State or other jurisdiction of      (Commission              (IRS Employer
    incorporation)                    File Number)              ID Number)


                  65 EAST 55TH STREET, NEW YORK, NEW YORK 10022
               (Address of principal executive offices) (Zip Code)


        Registrant's Telephone Number, including area code: 212-758-6200



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On December 9, 1999, the Registrant issued a press release announcing that its Board of Directors had received and, after review, rejected a second unsolicited offer from Ellington Management Group, LLC ("Ellington"). Subject to certain terms and conditions, Ellington sought the support of the Board of Directors for a tender to purchase up to 100% of the outstanding shares at a price of $4.30 per share. The Board viewed this proposal as not in the best interests of shareholders. The Registrant also announced that Mariner Mortgage Management, LLC, the Registrant's external manager, informed the Board that it has made substantial progress in preparing the asset sales consistent with the announced schedule, which calls for closings in January of 2000.

          The complete text of the letter from Ellington setting forth the terms of the offer is set forth as Exhibit 99.1 hereto. The complete text of the response letter from the Registrant to Ellington is set forth as Exhibit 99.2 hereto.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

         None.

(b) Pro Forma Financial Statements

         None.

(c) Exhibits

99.1 Letter to the Registrant from Ellington Management Group, LLC, dated December 8, 1999.

99.2 Letter from the Registrant to Ellington Management Group, LLC, dated December 9, 1999.

99.3   Press Release, dated December 9, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      LASER MORTGAGE MANAGEMENT, INC.

                                      By: /s/ William J. Michaelcheck
                                          -----------------------------
                                          Name:   William J. Michaelcheck
                                          Title:  President


Dated:  December 9, 1999

                                  EXHIBIT INDEX

EXHIBIT                            DESCRIPTION

99.1     Letter to the Registrant from Ellington Management Group, LLC.

99.2     Letter from the Registrant to Ellington Management Group, LLC.

99.3     Press Release, dated December 9, 1999.